Exhibit 23.3
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM
We have issued our report dated April 29, 2022, with respect to the consolidated financial statements of Fox Holdco, Inc. and subsidiaries contained in Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
Newport Beach, California
March 4, 2024